EXHIBIT 10.18

                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement ("Agreement") is entered into as of November 7, 2001, by and among Reality Networks, Inc., a Delaware corporation ("Reality Networks"), the shareholders of Reality Networks listed on the attached Schedule A (individually, a "Reality Networks Shareholder" and collectively, the "Reality Networks Shareholders") and Dicom Imaging Systems, Inc., a Nevada corporation ("Dicom").

                                    RECITALS

         A. Dicom wishes to acquire from the Reality Networks Shareholders, on the terms and conditions set forth in this Agreement, all of the issued and outstanding shares of Reality Networks.

         B. Together, the Reality Networks Shareholders are the owners of 8,000,000 shares of common stock of Reality Networks as shown on Schedule A (the "Reality Networks Shares"), which Reality Networks Shares represent all issued and outstanding capital stock of Reality Networks.

         C. The Reality Networks Shareholders desire to exchange the Reality Networks Shares for a total of 8,000,000 shares of the common stock of Dicom (the "Dicom Shares") so as to accomplish and effect a share exchange under the General Corporation Law of the State of Nevada.

         D. It is the intent of the parties that the share exchange qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

Accordingly, the parties agree as follows:

1.       SHARE EXCHANGE.

         1.1 Exchange of Reality Networks Shares. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), the Reality Networks Shares owned by each Reality Networks Shareholder shown on Schedule A shall automatically be exchanged for the right to receive that number of the Dicom Shares determined by application of the Exchange Ratio described in
Section 1.3 (the "Share Exchange"). At the Effective Time and upon the effectiveness of the Share Exchange, Dicom shall be deemed to be the holder of record of all the Reality Networks Shares, and Reality Networks shall continue to be governed by the laws of the State of Delaware.

         1.2 Articles of Exchange. The Share Exchange shall be effectuated at the Effective Time pursuant to Articles of Exchange ("Articles of Exchange") filed in accordance with applicable provisions of the General Corporation Law of the State of Nevada. The Articles of Exchange shall be filed with the Nevada Secretary of State together with any other filings or recordings required by Nevada law in connection with the Share Exchange as soon as practicable after the Closing (as defined below). The term "Effective Time" as used in this Agreement means the time at which the Share Exchange becomes effective under the laws of the State of Nevada.

         1.3 Exchange Ratio. At the Effective Time, each of the Reality Networks Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Share Exchange and without any action on the part of the Reality Networks Shareholders, be cancelled and extinguished and automatically converted into the right to receive that number of Dicom Shares equal to 8,000,000 (the "Exchange Ratio"). Each certificate evidencing ownership of the Reality Networks Shares outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, be exchanged for a certificate or certificates evidencing ownership of the applicable number of the Dicom Shares. After effectiveness of the reverse stock split contemplated by Section 6.3, 8,000,000 shares of the common stock of Dicom (the "Closing Shares") identical to the currently issued and outstanding shares of Dicom common stock (the "Common Stock") shall be delivered to the Reality Networks Shareholders. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable for Dicom Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Dicom Common Stock occurring on or after the date hereof and prior to the Effective Time.

         1.4 Options and Warrants.

                  1.4.1 Effective upon Closing, Dicom shall adopt and assume the Reality Networks, Inc. 2001 Stock Option Plan and any of the outstanding options to purchase the common stock of Reality Networks shown on Schedule 4.3 (the "Reality Networks Options"), converted at the Exchange Ratio into options to purchase shares of Common Stock, in which event such options shall continue in effect after the Closing in accordance with their original vesting schedules. In the event such option is not exercised by Dicom as to any or all of the Reality Networks Options, any Reality Networks Options not so assumed and converted, and all warrants listed on Schedule 4.3, shall vest immediately prior to Closing as set forth in the applicable option and warrant agreements.

                  1.4.2 At the Effective Time, all convertible securities, including but not limited to, convertible promissory notes, options to purchase shares of Common Stock of Dicom and stock appreciation rights then outstanding under any Dicom stock option or employee benefit plan and all warrants to purchase Dicom Common Stock shall be cancelled and extinguished.

2.       CLOSING AND CLOSING DOCUMENTS.

         2.1 Date, Time and Place of Closing. The Share Exchange contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington 98164, on a date and at a time convenient to the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         2.2 Reality Networks Shareholders Closing Documents. At the Closing, the Reality Networks Shareholders shall deliver or cause to be delivered to or at the direction of Dicom the following documents (collectively, the "Reality Networks Shareholders Closing Documents"):

                  2.2.1 Reality Networks Share Certificates. Certificates, executed in blank by the Reality Networks Shareholders, or accompanied by assignments separate from certificate executed by the Reality Networks Shareholders, representing all of the Reality Networks Shares;

                  2.2.2 Good Standing Certificates. A certificate issued by the Delaware Secretary of State indicating that Reality Networks is qualified and in good standing within such jurisdiction;

                  2.2.3 Reality Networks Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of Reality Networks certifying that all necessary actions have been taken by Reality Networks' shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Reality Networks in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date; and

                  2.2.4 Other Documents and Instruments. Such other documents and instruments as Dicom's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

         2.3 Dicom Closing Documents. At the Closing, Dicom shall deliver or cause to be delivered to the Reality Networks Shareholders the following documents (collectively, the "Dicom Closing Documents"):

                  2.3.1 Articles of Exchange. The Articles of Exchange, executed by Dicom;

                  2.3.2 Dicom Share Certificates. One or more stock certificates in the name of each of the Reality Networks Shareholders representing such Reality Networks Shareholder's ownership of the Dicom Shares;

                  2.3.3 Good Standing Certificate. A certificate issued by the Nevada Secretary of State indicating that Dicom is qualified and in good standing within such jurisdiction;

                  2.3.4 Dicom Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of Dicom certifying that all necessary actions have been taken by Dicom's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Dicom in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date; and

                  2.3.5 Other Documents and Instruments. Such other documents and instruments as Reality Networks' counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF DICOM.

         Dicom represents and warrants to each of the Reality Networks Shareholders that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

         3.1 Organization of Dicom. Dicom is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Dicom has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Dicom is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it. As used in this Agreement, the term "Material Adverse Effect" with respect to any party, shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

         3.2 Authorization. Subject to the approval of its shareholders, Dicom has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Dicom Closing Documents and to perform its obligations hereunder and thereunder. This Agreement constitutes, and the Dicom Closing Documents will constitute, valid and legally binding obligations of Dicom, enforceable in accordance with their respective terms and conditions.

         3.3 Noncontravention. Neither the execution and the delivery of this Agreement or the Dicom Closing Documents, nor the consummation of the transactions contemplated hereby or thereby by Dicom, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Dicom is subject or any provision of its articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Dicom is a party or by which it is bound or to which any of its assets is subject. Dicom does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

         3.4 Limited Representations and Warranties. Except for the representations and warranties of the Warranting Shareholders expressly set forth in Section 4, below, Dicom has not relied upon any representation and warranty made by Reality Networks or the Reality Networks Shareholders in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         3.5 Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         3.6 Capitalization. The authorized capital stock of Dicom consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 26,632,653 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of Common Stock (and options to purchase Common Stock) and other outstanding securities of Dicom have been, and the Dicom Shares will be, duly and validly issued in compliance with federal and state securities laws. There are no outstanding or authorized subscriptions, options, warrants, plans or, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Dicom, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Dicom. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Dicom. Except as disclosed on Schedule 3.6, Dicom does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity. The Closing Shares are duly authorized and, when issued in accordance with the terms and conditions of this Agreement, shall be validly issued, fully paid and nonassessable. Except as contemplated by this Agreement, the Dicom Shares are not subject to any preemptive rights or other similar restrictions.

         3.7 Securities and Exchange Commission ("SEC") Reports and Financial Statements. Dicom has filed with the SEC, and has heretofore made available to the Reality Networks Shareholders, complete and correct copies of all forms, reports, schedules, statements and other documents required to be filed by Dicom under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the financial statements included in the SEC Reports has been prepared from, and is in accordance with, the books and records of Dicom, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of Dicom, as at the date(s) thereof or for the period(s) presented therein.

         3.8 Disclosed Liabilities. Except as described in the SEC Reports and as disclosed on Schedule 3.8, Dicom has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business, that could have a Material Adverse Effect on Dicom.

         3.9 Legal Proceedings, Claims, etc. Except as described in the SEC Reports and as disclosed on Schedule 3.9, there is no legal or arbitration proceeding pending against Dicom or any of its directors, officers, or employees. Except as set forth in the SEC Reports, Dicom is not subject to any judgment, order, injunction or decree of any court or arbitral authority that could have a Material Adverse Effect on Dicom.

         3.10 Tax Treatment. As of the date of this Agreement, Dicom has no reason to believe that the Share Exchange will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

         3.11 Employees. Schedule 3.11 is a list of all salaried persons employed by Dicom and a description of their salaries and deferred compensation.

                  3.11.1 Except as set forth on Schedule 3.11, no officer or employee of Dicom is receiving aggregate remuneration (bonus, salary, deferred compensation and commissions) at a rate, which if annualized, would exceed $75,000 in the year 2001.

                  3.11.2 Except as set forth on Schedule 3.11.2, Dicom is not a party to, or bound by, any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any officers, employees or consultants and except as provided in this Agreement, consummation of the transactions contemplated by this Agreement will not result in any payment (whether of severance pay or otherwise) becoming due from Dicom to any officer or employee thereof. Dicom has previously delivered or made available to Dicom true and complete copies of all written employment, consulting and deferred compensation agreements to which Dicom is a party.

                  3.11.3 Except as disclosed in the SEC reports and on Schedule 3.9, there are not, and have not been at any time in the past three years, any actions, suits, claims or proceedings before any court tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or threatened, by any employees, former employees or other persons relating to the employment practices or activities of Dicom (except for actions which have subsequently been resolved) which involves or could involve aggregate future payments by Dicom of more than $2,000. Dicom is not a party to any collective bargaining agreement, and no union organization efforts with respect to Dicom are pending or threatened or have any occurred during the last three years.

                  3.11.4 Dicom has made available to Reality Networks true and complete copies of all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials of Dicom.

         3.12 Compliance with Applicable Law.

                  3.12.1 Dicom holds all licenses, certificates, franchises, permits and other governmental authorizations ("Dicom Permits") necessary for the lawful conduct of its business and such Dicom Permits are in full force and effect, and Dicom is, in all material respects, complying therewith, except where the failure to possess or comply with such Dicom Permits would not have, in the aggregate, a Material Adverse Effect on Dicom.

                  3.12.2 Dicom is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of their businesses or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Dicom.

         3.13 Contracts and Agreements. Except with respect to any agreement Dicom has entered into regarding those certain liabilities disclosed on Schedule 3.8, (i) Dicom is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Dicom of more than $1,000, (ii) Dicom is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Dicom, and
(iii) no commitment, contract, agreement or other instrument, other than charter documents, to which Dicom is a party or by which Dicom is bound, limits the freedom of Dicom to compete in any line of business or with any person. The commitments, contracts, agreements or other instruments listed on Schedule 3.13 (the "Material Contracts") are valid and binding obligations and Dicom is not in default therewith, except as listed on Schedule 3.13 and except where any such defaults are not reasonably likely to have in the aggregate a Material Adverse Effect on Dicom.

         3.14 Affiliate Transactions.

                  3.14.1 Except as specifically contemplated by this Agreement and as disclosed on Schedule 3.14, Dicom has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Dicom.

                  3.14.2 For purposes of this Section 3.14, "Affiliated Person" means:

                           (a) a director, executive officer or Controlling
Person (as defined below) of Dicom;

                           (b) a spouse of a director, executive officer or
Controlling Person of Dicom;

                           (c) a member of the immediate family of a director,
executive officer, or Controlling Person of Dicom who has the same home as such person;

                           (d) any corporation or organization (other than
Dicom) of which a director, executive officer or Controlling Person of Dicom is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                           (e) any trust or estate in which a director,
executive officer, or Controlling Person of Dicom or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                           (f) for purposes of this Section 3.14, "Controlling
Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

         3.15 Limited Representations and Warranties. Except for the representations and warranties of Dicom expressly set forth in Section 3, neither Reality Networks nor Reality Networks Shareholders has relied upon any representation and warranty made by or on behalf of Dicom in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         3.16 Disclosure. No representation or warranty made by Dicom contained in this Agreement, and no statement contained in the Schedules delivered by Dicom hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

         3.17 Title to Property.

                  3.17.1 Real Property. Dicom has no interest in real property, whether owned, leased or otherwise claimed, including a list of all leases of real property, in which Dicom has or claims an interest and any guarantees of any such leases by Dicom.

         3.18 Personal Property. Dicom has no interest, whether owned, leased or otherwise claimed of any machinery, equipment, or furniture, including without limitation computers or vehicle.

         3.19 Intellectual Property. Schedule 3.19 is a true and complete list of:

                  3.19.1 All patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, and other intangible property currently used, owned, or registered for use by Dicom; and

                  3.19.2 All license and other agreements with respect to any of the foregoing as to which Dicom is licensor or licensee.

                  3.19.3 Except as disclosed on Schedule 3.19.3, there are no pending or threatened claims against Dicom by any person as to any of the items, or their use, listed in Schedule 3.19 or claims of infringement by Dicom on the rights of any person and no valid basis exists for any such claims.

         3.20 Insurance. Schedule 3.20 is a true and complete list and a brief description (including name of insurer, agent, type of coverage and expiration date) of all insurance policies in force with respect to the business and assets of Dicom. Dicom is in compliance with all of the material provisions of their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and Dicom is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid or arrangements for payment are being made. Dicom has previously delivered to, or made available for inspection by Dicom, each insurance policy to which Dicom is a party (other than insurance policies under which Dicom is named as a loss payee or additional insured as a result of its position as a secured lender).
                                       6

         3.21 Powers of Attorney. Dicom has no powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

         3.22 Bank Accounts. Dicom has no bank accounts, safe deposit boxes or lock boxes.

         3.23 Product Claims. No product or service liability claim is pending against Dicom or against any other party with respect to the products or services of Dicom.

         3.24 Reverse Stock Split. Immediately prior to the Closing Date, Dicom shall have effected a reverse stock split so that no more than 1,000,000 shares of Dicom Common Stock are issued and outstanding.

4.       REPRESENTATIONS AND WARRANTIES OF WARRANTING SHAREHOLDERS.

         Rick Ramirez and Brent Haines (each a "Warranting Shareholder" and together the "Warranting Shareholders"), jointly and severally represent and warrant to Dicom that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

         4.1 Organization. Reality Networks is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Reality Networks has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Reality Networks is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

         4.2 Authorization of Transaction. Each of the Reality Networks Shareholders has appointed Brent Haines and Rick Ramirez, or either of them acting alone, as such Reality Networks Shareholder's attorney for the purpose of executing this Agreement or waivers related to this Agreement on behalf of such Reality Networks Shareholder, including any consents under Section 9.3. This Agreement constitutes, and the Reality Networks Shareholders Closing Documents will constitute, the valid and legally binding obligation of Reality Networks Shareholders, enforceable in accordance with their respective terms and conditions. Each Reality Networks Shareholder severally makes the representations and warranties set forth in this Section 4.2 to Dicom.

         4.3 Capitalization. The authorized capital stock of Reality Networks consists of 150,000,000 shares of common stock, of which 8,000,000 shares are issued and outstanding, and 50,000,000 shares of preferred stock, of which no shares are issued and outstanding. All issued and outstanding shares of Reality Networks stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of Reality Networks have been duly and validly issued in compliance with federal and state securities laws. Except as set forth in Schedule 4.3, there are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Reality Networks, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Reality Networks. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Reality Networks. The Reality Networks Shares are duly authorized and validly issued, fully paid and nonassessable. The Reality Networks Shares are not subject to any preemptive rights or other similar restrictions.

         4.4 Subsidiaries. Reality Networks does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

         4.5 Ownership of Reality Networks Shares. Each of the Reality Networks Shareholders owns and holds of record that number of Reality Networks Shares shown on Schedule A. Each Reality Networks Shareholder has good title to such Reality Networks Shareholder's Reality Networks Shares, free and clear of all claims, charges, liens and other encumbrances. Each Reality Networks Shareholder has full power over such Reality Networks Shareholder's Reality Networks Shares, subject to no proxy, shareholders' or voting agreement.

         4.6 Noncontravention. Neither the execution and the delivery of this Agreement or the Reality Networks Shareholders Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by Reality Networks or such Reality Networks Shareholder will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Reality Networks or such Reality Networks Shareholder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Reality Networks or such Reality Networks Shareholder is a party or by which Reality Networks or such Reality Networks Shareholder is bound or to which Reality Networks or any of such Reality Networks Shareholder's assets is subject. Neither Reality Networks nor such Reality Networks Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

         4.7 Financial Statements and Financial Condition. Attached as Schedule
4.7 are the following financial statements: (a) for Reality Networks (i) its unaudited consolidated balance sheet as of October 1, 2001, and the related unaudited consolidated statements of income and retained earnings and of cash flows, and (ii) its unaudited consolidated balance sheet as of October 1, 2001, and the related unaudited consolidated statements of income and retained earnings and of cash flows for the period ended October 1, 2001. The Financial Statements, including any related notes and schedules, have been prepared in accordance with U.S. GAAP consistently applied, are based on the books, records and work papers of Reality Networks, as the case may be, and present fairly the financial position of Reality Networks as of the dates of such statements and the results of operations for the periods covered by such statements, subject to normal year-end adjustments and the absence of footnotes.

         4.8 Absence of Material Change. Since November 7, 2001, there has been no change in the business, operations, financial condition or liabilities of Reality Networks that would result in a Material Adverse Effect on Reality Networks.

         4.9 Litigation. There are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of such Warranting Shareholder, threatened against Reality Networks which would reasonably be expected to result in any liabilities, including defense costs, in excess of $10,000 in the aggregate. Reality Networks is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

         4.10 Taxes and Tax Returns. Reality Networks has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. The unpaid U.S. Federal income taxes, interest and penalties of Reality Networks does not exceed $20,000 in the aggregate.

         4.11 Compliance with Applicable Law.

                  4.11.1 Reality Networks hold all licenses, certificates, franchises, permits and other governmental authorizations ("Reality Networks Permits") necessary for the lawful conduct of their businesses and such Reality Networks Permits are in full force and effect, and Reality Networks is in all material respects complying therewith, except where the failure to possess or comply with such Reality Networks Permits would not have, in the aggregate, a Material Adverse Effect on Reality Networks.

                  4.11.2 Reality Networks is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of their businesses or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Reality Networks.

         4.12 Contracts and Agreements. Except as disclosed on Schedule 4.12,
(i) Reality Networks is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Reality Networks of more than $20,000, (ii) Reality Networks is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Reality Networks, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which Reality Networks is a party or by which Reality Networks is bound, limits the freedom of Reality Networks to compete in any line of business or with any person. The commitments, contracts, agreements or other instruments listed on Schedule 4.12 (the "Reality Material Contracts") are valid and binding obligations and Reality Networks is not in default therewith, except as listed on Schedule 4.12 and except where any such defaults are not reasonably likely to have in the aggregate a Material Adverse Effect on Reality Networks.

         4.13 Affiliate Transactions.

                  4.13.1 Reality Networks has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Reality Networks of $20,000 or more.

                  4.13.2 For purposes of this Section 4.13, "Affiliated Person" means:

                           (a) a director, executive officer or Controlling
Person (as defined below) of Reality Networks;

                           (b) a spouse of a director, executive officer or
Controlling Person of Reality Networks;

                           (c) a member of the immediate family of a director,
executive officer, or Controlling Person of Reality Networks who has the same home as such person;

                           (d) any corporation or organization (other than
Reality Networks) of which a director, executive officer or Controlling Person of Reality Networks is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                           (e) any trust or estate in which a director,
executive officer, or Controlling Person of Reality Networks or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                           (f) for purposes of this Section 4.13, "Controlling
Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

         4.14 Limited Representations and Warranties. Except for the representations and warranties of Reality Networks and the Warranting Shareholders expressly set forth in Section 4, Dicom has not relied upon any representation and warranty made by or on behalf of Reality Networks or the Warranting Shareholders in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         4.15 Disclosure. No representation or warranty made by a Reality Networks Shareholder contained in this Agreement, and no statement contained in the Schedules delivered by Reality Networks and the Reality Networks Shareholders hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

         4.16 Title to Property.

                  4.16.1 Real Property. Schedule 4.16.1 is a true and complete description of all interests in real property (other than real property security interests received in the ordinary course of business), whether owned, leased or otherwise claimed, including a list of all leases of real property, in which Reality Networks has or claims an interest and any guarantees of any such leases by Reality Networks. True and complete copies of such leases have previously been delivered or made available to Dicom, together with all amendments, modifications, agreements or other writings related thereto. Each such lease is legal, valid and binding as between Reality Networks and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. Reality Networks has good, valid and marketable title to all real property owned by it, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of Reality Networks are in substantially good condition and repair.

                  4.17.2 Environmental Matters. The real property owned or leased by Reality Networks is not in a condition that may give rise to financial liability under any environmental laws applicable to Reality Networks or such property.

         4.18 Personal Property. Schedule 4.18 is a true and complete list of
(i) each item of machinery, equipment, or furniture, including without limitation computers and vehicles, of Reality Networks and (ii) each lease or other agreement under which any such item of personal property is leased, rented, held or operated where the current fair market value of such item is more than $1,000. Reality Networks has good, valid and marketable title to all personal property owned by them, free and clear of all liens, pledges, charges or encumbrances o any nature whatsoever.

         4.19 Intellectual Property. Schedule 4.19 is a true and complete list of:

                  4.19.1 All patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, and other intangible property currently used, owned, or registered for use by Reality Networks; and

                  4.19.2 All license and other agreements with respect to any of the foregoing as to which Reality Networks is licensor or licensee.

                  4.19.3 There are no pending or, to such Warranting Shareholder's knowledge, threatened, claims against Reality Networks by any person as to any of the items, or their use, listed in Schedule 4.19 or claims of infringement by Reality Networks on the rights of any person and no valid basis exists for any such claims.

         4.20 Insurance. Schedule 4.20 is a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force with respect to the business and assets of Reality Networks. Reality Networks is in compliance with all of the material provisions of their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and Reality Networks is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid or arrangements for payment are being made. Reality Networks has previously delivered to, or made available for inspection by Dicom, each insurance policy to which Reality Networks is a party (other than insurance policies under which Reality Networks is named as a loss payee or additional insured as a result of its position as a secured lender).

         4.21 Powers of Attorney. Reality Networks has no powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

5.       COVENANTS AND OTHER AGREEMENTS OF THE PARTIES.

         5.1 Conduct of the Business of Dicom. During the period from the date of this Agreement to the Closing Date, Dicom will conduct its business and engage in transactions only in the ordinary course consistent with past practice since September 5, 2001. During such period, Dicom will use its best efforts to

(a) preserve its business organization intact, (b) keep available the present services of its employees, and (c) preserve the goodwill of its customers and others with whom business relationships exist. In addition, without limiting the generality of the foregoing, Dicom agrees that from the date of this Agreement to the Closing Date, except as otherwise consented to or approved by Dicom in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law, Dicom will not:

                  5.1.1 grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases;

                  5.1.2 make any capital expenditures in excess of (i) $500 (per project or related series of projects) or (ii) $2,000 in the aggregate, other than pursuant to binding commitments existing on the date of this Agreement and expenditures necessary to maintain existing assets in good repair;

                  5.1.3 change in any material manner pricing policies or any other material business or customer policies;

                  5.1.4 guarantee the obligations of any other person except in the ordinary course of business consistent with past practice;

                  5.1.5 acquire assets other than those necessary in the conduct of its business in the ordinary course;

                  5.1.6 sell, transfer, assign, encumber or otherwise dispose of assets with a value in excess of $500;

                  5.1.7 enter into or amend or terminate any long term (one year or more) contract (including real property leases) except in the ordinary course of business consistent with past practice;

                  5.1.8 enter into or amend any contract that calls for the payment by Dicom of $500 or more after the date of this Agreement or for a term exceeding two years that cannot be terminated on not more than 30 days' notice without cause and without payment or loss of any material amount as a penalty, bonus, premium or other compensation for termination;

                  5.1.9 engage or participate in any material transaction or incur or sustain any material obligation otherwise than in the ordinary course of business consistent with past practice;

                  5.1.10 contribute to any benefit plans except in such amounts and at such times as consistent with past practice;

                  5.1.11 increase the number of full-time equivalent employees other than in the ordinary course of business consistent with past practice;

                  5.1.12 acquire any real property except after having followed reasonable procedures with respect to the investigation of potential environmental problems, which procedures have been approved in writing by Reality Networks (which approval shall not be unreasonably withheld, delayed or conditioned); or

                  5.1.13 agree to do any of the foregoing.

         5.2 No Solicitation and Liquidated Damages. During the period beginning on the date of this Agreement and ending on the Closing Date, neither Dicom nor any of its directors, officers, shareholders, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any persons, entity or group other than Reality Networks concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Dicom. Dicom will promptly communicate to reality Networks the identity of any interested or inquiring party, all relevant information surrounding the interest or inquiry, as well as the terms of any proposal that it may receive in respect of any such transaction.

         5.3 Access to Properties and Records; Confidentiality.

                  5.3.1 Dicom shall permit Reality Networks and its representatives reasonable access to its properties and shall disclose and make available to Reality Networks all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of Dicom, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Dicom may have a reasonable interest, in each case during normal business hours and upon reasonable notice. Dicom shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  5.3.2 All information furnished by Dicom to Reality Networks or the representatives or affiliates of Reality Networks pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of Dicom until consummation of the Share Exchange and if the Share Exchange shall not occur Reality Networks and its affiliates, agents and advisors shall upon written request return to Dicom all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which (w) Reality Networks can establish by evidence was already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof by Dicom; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by Reality Networks or by the directors, officers, employees, agents or representatives of Reality Networks; or (z) was disclosed to Reality Networks, or to the directors, officers, employees or representatives of Reality Networks, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

         5.4 Regulatory Matters.

                  5.4.1 The parties will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, other regulatory authorities, or Dicom's shareholders. Reality Networks and Dicom shall each have the right to review reasonably in advance all information relating to Reality Networks or Dicom, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement. Dicom shall bear all expenses associated with SEC filings.

                  5.4.2 Reality Networks and Dicom will promptly furnish each other with copies of written communications received by Reality Networks or Dicom or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated by this Agreement.

         5.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         5.6 Public Announcements. No party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement without the consent of the other parties or their designated representative, except as may be otherwise required by law.

         5.7 Post-Closing Appointments. As soon as reasonable after the Closing, the Dicom Board of Directors shall take all actions necessary to nominate, vote, appoint or elect Rick Ramirez, Brent Haines and a nominee of the Torchmark Holdings Ltd. ("Torchmark"), if any, acceptable to Dicom to the Board of Directors of Dicom.

         5.8 Completion of Reality Audit. Reality Networks shall promptly direct an independent accounting firm to complete an audit according to generally accepted auditing standards of Reality's balance sheet as of the Effective Time, and statements of income, equity and cash flow for the 12 month periods ended December 31, 2000 and 1999 and the notes thereto, and shall cause such independent accounting firm to issue to Reality a report by independent auditors with respect to such audit.

         5.9 Completion of Dicom Audit. For the purposes of this Section 5.9, "Excess Liabilities" shall be the amount by which (i) the liabilities as of the Closing Date and identified in Dicom's audit for the year ended 2001 exceeds
(ii) the liabilities identified in the attached Schedule 3.8, which schedule shall be updated by Dicom as of the Closing and delivered to Reality Networks and the Reality Networks Shareholders at Closing. To the extent that the Reality Networks Shareholders identify a breach of the representations and warranties set forth in Section 3 during the period beginning on the Closing Date and ending prior 30 days after the completion of Dicom's audit for the year ended 2001 (the "Post-Closing Period"), the Reality Networks and the Reality Networks Shareholders shall provide written notice of such breach to Dicom, which notice shall include a description of the breach and the dollar amount of damages sustained by Reality Networks and the Reality Networks Shareholders as a result of such breach (a "Breach Notice"). If Dicom does not dispute a Breach Notice in a writing delivered to it within 30 days after its receipt of a Breach Notice, Dicom shall issue that number of shares of Common Stock of Dicom with an aggregate fair market value, as of the date of the Breach Notice, equal to the amount of damages claimed in the Breach Notice (the "Excess Liabilities Shares") to the Reality Networks Shareholders. If Dicom disputes a Breach Notice, the dispute shall be submitted to arbitration in accordance with Section 9.14 of this Agreement. Dicom shall issue Excess Liabilities Shares, if any, to the Reality Networks Shareholders in proportion to their respective interests in the Dicom Shares.

         5.10 Restrictions on Transfer. Rick Ramirez, Brent Haines, and Torchmark and its affiliates, Gannett International Ltd. ("Gannett"), Lexicon International Ltd. ("Lexicon") and Santa Fe Pacific Holdings Ltd. ("Santa Fe"), shall each hold not less than 50% their respective shares of Dicom Common Stock held in their names personally and shall not transfer such Dicom shares for a period equal to 12 months after Closing.

         5.11 Registration, Transfer and Sale Restrictions. All necessary actions shall be taken not less than 120 days after the Effective Time to freely register with the SEC or transfer not less than 50% of the Closing Shares or issued Common Stock, as the case may be, held by Brent Haines, Rick Ramirez, and Torchmark and its affiliates Gannett, Lexicon and Santa Fe. Until such time as any registration, transfer, or sale rights are received by Torchmark, Gannett, Lexicon and Santa Fe, the registration, transfer and sale rights of the Brent Haines and Rick Ramirez as to their Dicom Shares shall be the same as those of Torchmark, Gannett, Lexicon and Santa Fe. Brent Haines and Rick Ramirez acknowledge that the receipt of any such registration, transfer, and sale rights does not exempt them from the applicable regulations of SEC Rule 144.

6.       CONDITIONS PRECEDENT TO REALITY NETWORKS SHAREHOLDERS' OBLIGATIONS.

         The obligations of the Reality Networks Shareholders to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing:

         6.1 SEC Schedule 14C. On or before the Closing Date, Dicom shall transmit a written information statement containing the information specified in
Schedule 14C, and containing the information specified in such form, to every security holder of the class that is entitled to vote or give an authorization or consent with respect regard to any matter to be acted upon as contemplated by this Agreement. Further, Reality Networks waives any right to terminate the transactions contemplated by this Agreement irrespective of whether or not Dicom has complied with or breached any representation, warranty, covenant, condition, or term of this Agreement after November 7, 2001, provided, however, that if Dicom does not fulfill its obligation under this Section 6 to distribute and file a Schedule 14C as contemplated by this Section 6.1, Reality Networks may terminate the transactions contemplated by this Agreement.

         6.2 Dicom Shareholder Approval. This Agreement and the transactions contemplated herein shall have been approved and adopted by the affirmative votes of the holders of at least a majority of each class of Dicom's outstanding capital stock.

         6.3 Reverse Stock Split. Dicom shall have taken all action necessary to authorize and effect a reverse stock split so that all issued and outstanding shares of Common Stock of Dicom equals no more than 1,000,000 shares.

7.       CONDITIONS PRECEDENT TO DICOM'S OBLIGATIONS.

         The obligations of Dicom to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by Dicom:

         7.1 Reality Networks Shareholders' Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by Reality Networks or the Reality Networks Shareholders on or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by the Warranting Shareholders in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

         7.2 Reality Networks Shareholders' Delivery of Documents. Reality Networks Shareholders shall have duly executed and delivered, or caused to be executed and delivered, to Dicom or at its direction this Agreement and the Reality Networks Shareholders Closing Documents.

         7.3 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Share Exchange or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

         7.4 Reality Networks Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative votes of the holders of at least two thirds of each class of Reality Networks' outstanding capital stock.

         7.5 No Litigation. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

         7.6 Execution of Agreement. Each Reality Networks Shareholder shall have executed this Agreement.

8.       TERMINATION.

         8.1 Termination of Agreement. This Agreement shall terminate as follows:

                  (a) at any time prior to the Effective Time by the mutual written agreement of all parties;

                  (b) by Dicom in the event the closing price of the Common Stock on the Over-the-Counter Electronic Bulletin Board equals or exceeds $0.50 per share at any time prior to effectiveness of the reverse stock split contemplated by Section 6.3 of this Agreement and required by SEC Rule 10b-17.

                  (c) by (i) the Reality Networks Shareholders if the conditions set forth in Section 6 have not been satisfied or waived by the Upset Date (defined below); or (ii) Dicom if the conditions set forth in Section 7 have not been satisfied or waived by the Upset Date (defined below);

                  (d) by Dicom, in the event of a breach of any of the representations or warranties made by the Warranting Shareholders, or covenants made by the Reality Networks Shareholders, in this Agreement that has not been cured within 30 days after notice of such breach as delivered to Reality Networks and the Reality Networks Shareholders by Dicom;

                  (e) by Reality Networks and the Reality Networks Shareholders in the event of any of the representations or warranties made by Dicom in this Agreement that has not been cured within 30 days after notice of such breach as delivered to Dicom by Reality Networks and/or the Reality Networks Shareholders; or

                  (f) by either the Reality Networks Shareholders or Dicom if the Closing shall have not occurred by November 20, 2001 (the "Upset Date") provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the closing to have been effected on or prior to such date.

9.       MISCELLANEOUS.

         9.1 Tax Treatment by the Parties. Unless otherwise required by law, the parties shall treat the Share Exchange as a reorganization under Section 368 of the Code and applicable British law for all tax reporting purposes; furthermore, the parties shall not take, and have not taken, any action that is inconsistent with reorganization treatment under Section 368 of the Code or applicable British law.

         9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

         9.3 Successors and Assigns. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of all other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         9.4 Notices. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim , communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                If to Dicom:                    Dicom Imaging Systems, Inc.
                                                Suite 201 - 15047 Marine Drive
                                                White Rock, B.C.
                                                Canada V4B 1C5

                If to Reality Networks:         Reality Networks, Inc.
                                                120 W. Campbell Ave., Suite E
                                                Campbell, California 95008

                If to the Reality Networks      c/o Reality Networks, Inc.
                Shareholders:                   120 W. Campbell Ave., Suite E
                                                Campbell, California 95008

                If to Torchmark, Gannett
                Lexicon or Santa Fe:            Torchmark Holdings Ltd.
                                                P.O. Box 290
                                                Caribbean Place
                                                Leeward Highway, Providenciales
                                                Turks & Caicos Islands

         9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

         9.6 Amendments and Waivers.

                  9.6.1 Subject to subsection 9.6.1, this Agreement may be amended or waived only in writing signed by the party against which enforcement of the amendment or waiver is sought.

                  9.6.2 For the purposes of this Section 9.6.2, each of the Reality Networks Shareholders appoints Brent Haines and Rick Ramirez, or either of them acting alone, as such Reality Networks Shareholder's attorney for the purpose of executing amendments of or waivers related to this Agreement on behalf of such Reality Networks Shareholder, including any consents under
Section 9.3.

         9.7 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the Closing and continue in full force and effect for a period of two years after the Closing.

         9.8 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of its remaining terms and provisions or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.9 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.10 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         9.11 Incorporation of Schedules. The Schedules referred to in and/or attached to this Agreement are incorporated in this Agreement by this reference.

         9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same document. This Agreement may be executed by facsimile.

         9.13 Entire Agreement. This Agreement (including the Schedules referred to in and/or attached to this Agreement) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral (including but not limited to that certain letter of intent dated September 28, 2001, amended by Amendment #1 dated October 10, 2001) to the extent they relate in any way to the subject matter of this Agreement.

         9.14 Arbitration. Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by Dicom and the Reality Networks Shareholders disputing the Breach Notice or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.


                            [signature pages follow]

                          REALITY NETWORKS, INC.:



                          By:  ________________________________
                          Name:  Brent Haines
                          Title:  Chief Executive Officer

                          Reality Networks Shareholders:


                          ----------------------------------
                          Brent Haines


                          -----------------------------------
                          Rick Ramirez

                          DICOM IMAGING SYSTEMS INC.



                          By:  ________________________________
                          Name: Dr. David Gane
                          Title: Director and President, Secretary and Treasurer


                          TORCHMARK HOLDINGS LTD.,
                          signature limited to Sections 5.7, 5.10, 5.11 and 9.4




                          By:  _______________________________
                                 Name:  Mark Smallwood
                                  Title:  Director


                          GANNETT INTERNATIONAL LTD.,
                          signature limited to Sections 5.10, 5.11 and 9.4




                          By:  ______________________________
                                 Name:   Mark Smallwood
                                 Title:  Director

                          LEXICON INTERNATIONAL LTD.,
                          signature limited to Sections 5.10, 5.11 and 9.4




                          By:  ______________________________
                                 Name:  Mark Smallwood
                                 Title:  Director


                          SANTA FE HOLDINGS LTD.,
                          signature limited to Sections 5.10, 5.11 and 9.4




                          By:  ______________________________
                                 Name:  Mark Smallwood
                                  Title:  Director